Exhibit 99.1

06-Nov-2025

Diodes, Inc. (DIOD)

Q3 2025 Earnings Call

CORPORATE PARTICIPANTS

Leanne K. Sievers

President-Investor Relations & Public Relations, Shelton Group

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

R. Whitmire

Chief Financial Officer, Diodes, Inc.

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

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OTHER PARTICIPANTS

David Williams

Analyst, The Benchmark Co. LLC

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Tristan Gerra

Analyst, Robert W. Baird & Co., Inc.

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MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon and welcome to Diodes Incorporated's Third Quarter 2025 Financial Results Conference Call. At this time, all participants are in a listen-only mode, and at the conclusion of today's conference call, instructions will be shared for the question-and-answer session. [Operator Instructions] As a reminder, this conference is being recorded today, Thursday, November 6, 2025.

I'd now like to turn the call over to Leanne Sievers of the Shelton Group Investor Relations. Leanne, please go ahead.

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Leanne K. Sievers

President-Investor Relations & Public Relations, Shelton Group

Good afternoon and welcome to Diodes' third quarter 2025 financial results conference call. I'm Leanne Sievers, President of Shelton Group, Diodes' Investor Relations firm. Joining us today are Diodes' President and CEO, Gary Yu; CFO, Brett Whitmire; Senior Vice President of Worldwide Sales and Marketing, Emily Yang; and Vice President of Marketing and Investor Relations, Gurmeet Dhaliwal.

I'd like to remind our listeners that the results announced today are preliminary as they were subject to the company finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such, these results are unaudited and subject to revision until the company filed its Form 10-Q for its quarter ended September 30, 2025.

In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today and therefore we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q.

In addition, any projections as to the company's future performance represent management's estimates as of today, November 6, 2025. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change except to the extent required by applicable law.

Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP items, which provide additional details. Also, throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations section of Diodes' website at www.diodes.com.

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And now, I'll turn the call over to Diodes' President and CEO, Gary Yu. Gary, please go ahead.

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Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Welcome, everyone, and thank you for joining us on today's conference call. As announced in our press release earlier today, revenue in the quarter increased 7% sequentially and 12% year-over-year, driven by strong demand across the general computing market, including for AI-related server applications as well as data center and edge computing.

Our global point of sales increased the strongest in Asia followed by North America. Additionally, our channel inventory is at a healthy level, decreasing again this quarter in terms of dollars and weeks, with overall inventory dollars decreasing over 25% from peak levels. Even though the rate of recovery in the automotive and industrial market continues to be slower than expected, revenue increased both sequentially and year-over-year in both of these end markets.

When coupled with the computing market growing the strongest, along with consumer also increasing sequentially, product mix unfavorably weighed on gross margin during the quarter. Future margin expansion will be driven by ongoing improvement in product mix as the pace of recovery accelerates in our higher margin automotive and industrial end markets, combined with increases in new product introductions in our targeted markets as well as improved loading across our manufacturing facilities.

At the midpoint of fourth quarter guidance, we expect to achieve approximately 12% growth for the full year. Looking forward, we are gaining increasing confidence in broader demand improvement in the automotive and industrial markets. Diodes is gaining increasing market share in the automotive market, with new programs scheduled to launch early next year combined with increasing content in industrial applications like AI robotics, power management, medical, and factory automation.

With that, let me now turn the call over to Brett to discuss our third quarter 2025 financial results as well as our fourth quarter guidance in more detail.

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Brett R. Whitmire

Chief Financial Officer, Diodes, Inc.

Thanks, Gary, and good afternoon, everyone. Revenue for the third quarter 2025 was $392.2 million, an increase of 12% over $350.1 million in the third quarter 2024, and a 7.1% increase over $366.2 million in the second quarter 2025. Gross profit for the third quarter was $120.5 million or 30.7% of revenue compared to $118 million or 33.7% of revenue in the prior year quarter and $115.3 million or 31.5% of revenue in the prior quarter.

GAAP operating expenses for the third quarter were $108.9 million or 27.8% of revenue, and on a non-GAAP basis were $103.1 million or 26.3% of revenue, which excludes $5.9 million amortization of acquisition-related intangible asset costs. This compares to GAAP operating expenses in the third quarter 2024 of $96.1 million or 27.5% of revenue and $105.9 million or 28.9% of revenue in the prior quarter. Non-GAAP operating expenses in the prior quarter were $99.8 million or 27.3% of revenue.

Total other income amounted to approximately $7.5 million for the quarter consisting of $8.5 million of interest income, $2.4 million in unrealized gains from investments, $0.4 million in other income, $3.3 million in foreign

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currency losses, and $0.5 million in interest expense.

Income before taxes and non-controlling interest in the third quarter 2025 was $19.0 million compared to income of

$18.8 million in the prior year period and $53.2 million in the previous quarter. Turning to income taxes, our effective income tax rate for the third quarter was approximately 18.7%. We continue to expect the tax rate for the full year to be approximately 18% plus or minus 3%.

GAAP net income for the third quarter was $14.3 million or $0.31 per diluted share compared to net income of

$13.7 million or $0.30 per diluted share in the prior year quarter and net income of $46.1 million or $0.99 per diluted share last quarter. The share count used to compute GAAP income per share for the third quarter 2025 was 46.4 million shares.

Non-GAAP adjusted net income in the third quarter was $17.2 million or $0.37 per diluted share, which excluded, net of tax, $4.8 million of acquisition-related intangible asset cost and $1.9 million of unrealized gain on investments. This compares to non-GAAP adjusted net income of $20.1 million or $0.43 per diluted share in the third quarter 2024, and $15.0 million or $0.32 per diluted share in the prior quarter.

Excluding non-cash share-based compensation expense of $5.4 million for the third quarter, net of tax, both GAAP net income and non-GAAP adjusted net income would have increased by $0.12 per share. EBITDA for the third quarter was $46.6 million or 11.9% of revenue compared to $46.9 million or 13.4% of revenue in the prior year period, and $84.5 million or 23.1% of revenue in the prior quarter. We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income and GAAP net income to EBITDA, which provide additional details.

Cash flow provided by operations was $79.1 million for the third quarter. Free cash flow was $62.8 million, which included $16.3 million of capital expenditures. Net cash flow was a positive $59.3 million. Free cash flow per share was $1.35 for the quarter and $4.02 per share for the trailing 12 months, approaching the historical high of

$4.34 per share in 2021.

Turning to the balance sheet, at the end of third quarter, cash, cash equivalents, restricted cash plus short-term investments totaled approximately $392 million. Working capital was approximately $890 million and total debt, including long-term and short-term, was approximately $58 million.

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In terms of inventory, at the end of the third quarter, total inventory days were approximately 162 as compared to 173 last quarter, down approximately 11 days sequentially. Finished goods inventory days were 62, a decrease of 9 days from the 71 days last quarter.

Total inventory dollars decreased $11.8 million from the prior quarter to $470.9 million, consisting of a $17.3 million decrease in finished goods and a $1.0 million decrease in work in process and a $6.5 million increase in raw materials. Capital expenditures on a cash basis were $16.3 million for the third quarter, or 4.2% of revenue, which was below our targeted annualized range of 5% to 9% of revenue.

Now, turning to our outlook for the fourth quarter of 2025, we expect revenue to be approximately $380.0 million plus or minus 3%. At the midpoint, this is better than typical seasonality from third quarter and represents a 12% increase over the prior year period and will be the fifth consecutive quarter of year-over-year growth. GAAP gross margin is expected to be 31% plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets are expected to be approximately 27% of revenue plus or minus 1%.

We expect net interest income to be approximately $1.0 million. Our income tax rate is expected to be 18.5% plus or minus 3% and shares used to calculate EPS for the fourth quarter are anticipated to be approximately 46.4 million shares. Not included in these non-GAAP estimates is amortization of $4.8 million after tax for previous acquisitions.

With that said, I'll now turn the call over to Emily Yang.

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Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Thank you, Brett, and good afternoon. Revenue in the third quarter was up 7.1% sequentially and at the midpoint of our guidance, mainly driven by strong demand in Asia, especially in Taiwan for the AI computing applications. Our global point of sales increased in Asia followed by North America and our channel inventory decreased both in dollars and in weeks.

During the quarter, we continued to drive our new product initiative with approximately 180 new part numbers, of which 60 were for automotive applications. Looking at the global sales in the third quarter, Asia represented 78% of the revenue; Europe, 12%; and North America, 10%.

In terms of our end markets, industrial was 22% of Diodes' product revenue; automotive, 19%; computing, 28%; consumer, 18%; and communications, 13%. Our automotive/industrial revenue combined was 41%, which was 1 percentage point lower compared to the last quarter. Even though automotive/industrial revenue increased quarter- over-quarter, the computing end market experienced stronger growth than the 7% company average for the quarter and the industrial market grew at a lower rate than the average.

Now, let me review the end markets in greater detail. Starting with automotive, revenue in the quarter grew 8.5% sequentially and 18.5% in the first three quarters over last year, even though as a percentage of the total product revenue, it was flat to the last quarter due to the growth in the other markets. The revenue increase during the quarter serves as further evidence that the inventory situation continues to improve even though the overall demand remains dynamic and the pace of recovery is slower than expected.

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The other positive news is that we are starting to see more new programs scheduled to ramp early next year. Our controllers and MOSFET combination from the low-voltage MOSFET product line has established a strong presence in the automotive DC source applications. Our newly released 50 and 650 volt automotive-grade silicon carbide Schottky Barrier Diodes are specifically seeing traction in energy storage systems; and our CMOS and bipolar junction transistors devices packaged in DFN are proving to be valuable for general purpose signal switching, offering flexibility and compactness for various electronic designs.

Additionally, our latest NPN and PNP bipolar junction transistor products feature industrial-leading low saturated voltage, making them ideal for a range of automotive applications. These products are ideally suited for voltage regulation, DC/DC converters, motors as well as LED lighting, engine control units, power management, and linear controllers.

Diodes' TVS products are being designed into battery management system applications, providing robust surge and overvoltage protection for reliable automotive battery performance. In addition to our TVS products, our switching diodes, Zener diodes, and SBR products have design wins in autonomous driving, telematics, and infotainment applications. And our USB 2.0 signal booster devices are being adopted in-car charging solutions and other cockpit electronics, enabling stable signal transmission in long cable environments.

We have also seen strong demand for our low quiescent current LDO operating at 40 to 60 volts, driven by increased production of MCU power supply systems. Our automotive hall effect sensors, including latch and omnipolar switch variants, have experienced double-digit growth driven by new design wins in the C motors, window and tailgate lifters, cooling fans, and gloss loss sensors. This momentum is expected to continue as automotive design becomes increasingly more sophisticated. And lastly, our LED drivers are seeing solid demand supporting a diverse range of applications such as gear shift control indicators, interior cabin lighting, and mood lighting.

Turning to industrial markets, similar to the automotive market, the inventory situation continues to improve gradually with revenue in this market growing almost 4% sequentially and 13% for the first nine months. We continue to expect the overall inventory situation will begin to normalize next year. We are seeing applications such as AI, robotic, medical, and factory automation gaining strong demand momentum.

With the increasing power consumption by new systems, the importance of power supply and backup power solutions for AI servers is becoming increasingly critical. Next generation server power supply systems are transitioning from the current 48-volt systems to 400-volt and 800-volt systems, and adopting a standalone power rack design. Diodes' SBR product silicon carbide MOSFET and ideal diode controllers are gaining traction in these innovative applications and are increasingly being adopted by a range of power supply customers.

Additionally, our portfolio of 50 and 1,200-volt silicon carbide Schottky Barrier Diodes products are achieving success in energy storage applications, delivering efficient and reliable performance. And our silicon carbide MOSFETs are also seeing increasing adoption, especially for applications such as EV chargers and power supply for AI servers and data center applications.

Also, in the industrial, Diodes' TVS products are being integrated into power adapters to provide robust ESD and surge protection, enhancing device reliability. And our high-voltage sensors, low- dropout regulators and voltage reference solutions are demonstrating strong momentum in a variety of industrial applications, including fan motors, household appliances, power tools, and E-meters.

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In the computing market, we saw the strongest growth this quarter, increasing almost 17% sequentially and 22% in the first nine months compared to last year. The highlight continues to be the strong demand momentum for AI-related applications. With the chipset refresh cycle underway, we are gaining strong traction and market share across our connectivity and timing product lines, with particular strength in PCI Express 5.0 and 6.0 clock solutions. This growth is fueled by increasing demand within AI, data center, and edge computing applications.

Our level shifter products are also seeing notable expansion, especially in server applications with major customers. Additionally, our signal integrity and high-speed switch portfolio, including USB 4.0 and PCIe 5.0 and 6.0, has gained significant traction. These products are being widely adopted in key applications such as AI cars for server and solid-state drivers.

Our ESD protection devices are also increasingly being integrated into SSD applications, showing a positive ramp-up. We also continue to secure design wins for our PCI Express 4.0 and 5.0 ReDriver solutions and are now entering the solid production phase in both notebook and SSD applications. And our power switches are in high demand for the data center SSDs, while USB C source switchs are being utilized in power ports for the desktop and docking stations. Our linear LED drivers are also seeing increased deployment in servers.

In the consumer market, revenue also increased 8.5% sequentially and 7% for the first nine months even though flat as a percentage of the total product revenue. Diodes' bridge rectifiers are being designed into multiple power adapters that are ramping up, fueled by increased demand in the gaming systems. The adoption of DP 2.0 ReDrivers is on the rise in high-resolution gaming monitors supporting enhanced image quality and faster refresh rates. Additionally, adoption of our MIPI switches and ReDrivers is also ramping up as they are being incorporated into augmented reality glasses, signaling rapid growth opportunities in wearable display technologies.

Lastly, in the communication market, overall growth was relatively flat sequentially and a slight decrease for the first nine months. We are, however, seeing pockets of growth driven by the AI in high-speed interconnect applications. This demand is being driven by Diodes' introduction of new crystal oscillators that offer significantly lower jitter, less than 60 femtoseconds, and also support higher frequencies now reaching 312.5 megahertz in addition to the previous 156.25 megahertz. These advanced oscillators are gaining adoption in the optical transceiver modules, which are integral to the high-speed 800G and 1.6T optical communications within data center. And auto directional level shifter and the low-dropout regulators experienced strong demand driven by the growth of AI-enabled smartphone applications.

In summary, our continued year-over-year growth momentum is a result of our past design wins and content expansion initiatives across our target end markets. Additionally, our continuous investment in new product introductions in our high-margin end markets of automotive and industrial position us well for a return to strong growth in those markets as the recovery accelerates. And with a return to more healthy inventory levels, as shipments more closely reflect true end demand, we expect to see increased loading at our manufacturing facilities and improving margins over the coming quarters.

With that, we now open the floor to questions. Operator?

QUESTION AND ANSWER SECTION

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Operator: Thank you very much. [Operator Instructions] We'll take our first question today from the line of David Williams at Benchmark.

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David Williams Analyst, The Benchmark Co. LLC	Q

Hey. Good afternoon, everyone, and congrats on the solid results here. I guess maybe first question, Emily, you kind of touched on this at the end on the increased loadings, but as you kind of think about the gross margin for the year and what those loadings could look like, can you kind of give us a sense of what your expectations are for growth and maybe how those loadings should look as we move through next year?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. So, I think if you look at the gross margin, right, there are a couple areas that we believe are going to improve over time, right? So, number one, we do expect the product mix will continue to improve throughout the quarters, right? With a lot of pipeline, we have a lot of success in the automotive. With a key focus introducing a lot of new products, we are actually confident that the combination of the product mix will continue, right?

And then if we look at the Pericom product family, we continue to focus on the AI areas. We believe that will continue to help us from the product mix. On top of that, we have new products introduced throughout the quarters, especially focusing automotive areas and some other areas. So, again, right, that's part of the product mix.

For the longer term 2026, we do expect the revenue to be a growth year, right? So, naturally, when we grow the revenue, that will increase the loading of our factories, right? We're also aggressively porting our products into our factories from outside to inside and balance overall the loading as well. So, gradually that will show some improvement, right?

I think going down to manufacturing efficiency, I think overall, Gary and the company are driving very aggressively for cost down and continue to improve on that area. So, I would say if you add all these things together, that's actually the reason that we believe. And then on top of that, right, I also talk about it. If we look at the channel inventory, we believe the ship in, the ship out is going to be more balanced moving forward. We have been depleting quite a lot for the last few quarters, and that's actually going to get more stabilized. So, I would say that's another angle to think about it.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Yes.

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David Williams Analyst, The Benchmark Co. LLC	Q

Okay, great. And then maybe on the tariff side, it seems like some of your peers have had a challenging time kind of side stepping some of the earlier in the year pull ins, but that doesn't seem to have impacted you, and we're not seeing it here in the fourth quarter. Maybe talk about that, how you're able to navigate that, but are you seeing

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that impact or could you potentially see that as we move into next year? Is there anything, I guess, from that perspective that we should be thinking about? Thank you.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

So, David, I want to make sure you are talking about the tariff importing into US?

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David Williams Analyst, The Benchmark Co. LLC	Q

Yes, the general demand trends we saw with the tariffs that were driving some earlier loadings for production that come into the US, just that if the demand dynamics around that and the channel inventory associated with it.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

I would say overall, we didn't really see the big spike or change overall for the demand point of view. I think tariff is not new just for last quarter. It has been in place for quite some time. I think we are working aggressively, leverage our flexible manufacturing site and moving things around to minimize the tariffs' overall impact for US revenue.

I think on top of it, right, majority or there's quite a lot of revenue within North America that is actually importing into Mexico or Canada. So, that's actually also a different story. I would say all in all, if you look at our overall percentage of the business for North America, still a very small percentage. So, that's a reason that we are working different angles, but the overall impact is relatively small for Diodes.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

And I would like to add a comment on that. I know the market is very dynamic, especially like country to country, these kinds of geopolitical issues. So, that’s why we always want to have flexibility to support customer anywhere they want it.

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David Williams Analyst, The Benchmark Co. LLC	Q

Okay. All right. Very good. Certainly appreciate that and maybe just lastly from me is on the automotive side. You've talked about things getting better there, inventory's better. How do you see maybe your position given your content growth in these programs that are ramping next year? How do you think we should look at the revenue growth trajectory for automotive specifically as we get into next year? Thank you.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. So, current percentage for automotive for us based on the Q3 result is 19%, right? We definitely expect our automotive percentage will continue to improve in 2026, especially with the market share gain and the content

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expansion that you just mentioned.

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David Williams Analyst, The Benchmark Co. LLC	Q

Thanks so much.

Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Thank you.

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Operator: Next, we will hear from the line of Tristan Gerra at Baird.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Hi. Good afternoon. You mentioned in-sourcing as a gross margin catalyst for 2026. How should we look at the gross margin benefit for an analog product currently outsourced in Korea or in Japan versus once it's moved internally? And is it fair to say that the qualification process for your South Portland, Maine fab is ongoing? And it sounds that perhaps it's more of a second half of next year dynamic given that industrial and automotive are still somewhat in recovery mode.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Okay. Tristan, this is Gary. Let me help answer this question for you, right? And by moving external to external, definitely going to benefit Diodes a lot, right? For example, if I subcon to the – my wafer to the – our subcon partner, they're definitely going to earn some premium for Diodes and therefore we can save the premium. And by loading internally with our like kind of very, very effective cost, this kind of model on that. So, definitely we can enjoy the benefit of moving external to internal.

As for the analog part, we continue loading or qualify the process new product into our SP fab and we do see very, very good progress so far. And we do have our new product or requalify product in – from this wafer fab in qualifying our key customer side. And we do see the PO coming in just recently on a previous couple quarter. So, to offset our OEM customer underload issue or continue to drive that demand, we do significantly improve our loading in those particular SP fab to offset this kind of loading issue in the core. So, but year 2026, I do believe loading will be improved and that the GP coming from this wafer fab will improve too.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Great. That's very useful. And then you mentioned AI as a key driver of computing, but you also mentioned computing being a negative on mix. What percentage of your computing revenue right now is data center and then any way to quantify how much of the growth is coming from AI-related products?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. Tristan, this is Emily. We're sorry. Right now, we actually don't have the breakdown information, but if you look at our Q3 result, right, computing is the strongest growth market segment for us. We actually achieved 17% sequentially and 22%. Just compare the first three quarters, right? And the majority of this growth is driven by AI.

So, I think the other thing I want to point it out, right, AI is not just in the computer segments, right? We're also, for example seeing AI related in the industrial power supply or some other edge AI applications that's driving some of the refresh cycle. That's actually the reason we haven't been able to break it out.

I think on top of that, if you really think about our products, it's really fitted for a lot of applications, not just limited to AI, right? But I would say all in all, it's really positive. We're actually excited to see the performance and the growth, especially in the computing market segment.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Yeah. And just like Emily said, no matter AI in compute or industrial, we do see this kind of market segment will continue to grow next year and even year after next year. And at same time, we continue to introduce our new products into this segment and these new products, usually we can get much better GP on that. So, that's really where we're going to put our R&D focus on that, but continually to grow our GP percent in the future.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Okay, great and just one quick last one. Do you see yourself as a benefit from the disruptions around Nexperia? Because my understanding is that it's a lot of discrete products. And are you second sourcing some of that? Is that a tailwind for next year?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. Tristan, we're definitely aware of the situation. Discrete diodes, rectifiers, MOSFETs, logic definitely part of our broad portfolio and it does cross over to some of our peers like Nexperia, right?

Like I mentioned before, anytime there's a change of supply situation, strategic decision, whether change price or supply or low margin focus, it always creates opportunity for Diodes, and we always utilize these type of opportunities to really expand and build a stronger relationship with our strategic customers. And also the focus in automotive market segment, right? We do review all this business very carefully and engage in the areas that fit into our overall long-term strategy and focus. So, our goal at the end is really to better serve the customers overall.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Very useful. Thank you very much.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Thank you, Tristan.

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Operator: [Operator Instructions] We'll hear next from William Stein at Truist.

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Q

Hi. This is Elliot on for Will. Thanks for letting me ask a question. You mentioned 2026 being a growth year and it looks like recent top line growth is holding in around plus 10% year-over-year. Is that a reasonable level for us to expect through 2026? And I'm wondering if you could give us some examples of end markets or products or applications that could maybe trigger a more robust recovery than, say, plus 10%.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

All right. This is Gary. Let me try to help answer this question. Yeah, the answer to you is yes, for sure. We do believe that year 2026 will be another good year for Diodes not only the revenue growth like a double-digit. I want to drive on that way but also I want to make sure our profitability also grows, aligned with our revenue growth.

That's our commitment to the shareholder.

And as for which segment we are looking for the most aggressive growth, one is AI. Emily mentioned about in the previous answer. Another one will be automotive plus industrial because we do see the automotive and industrial in the near future not only that the segment increases but also we do have a newer product introduced into this segment and been designing now, I think, the past couple quarters. So, we do see the revenue is going to be the main growth driver in these two segments.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah, I think on top of that, right, we went through a period of inventory adjustment. We believe that by 2026, even with few customers inventory situation will continue to improve and that naturally is going to drive some of the demand as well.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Exactly.

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Q

Okay. Thanks and one more, if I can. We talked previously about a 20% operating margin target. I'm wondering if

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you could give us some color and maybe be a little more prescriptive in terms of the different variables you gave earlier about margins improving, of how you can get to potentially that 20% range again from the, call it, mid-single digits today. What's the lion's share? Anything like that you can provide? Thank you.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Okay. Let me try to give you a very high level direction. I want to drive on that. First, I want to drive top line like our revenue going to be growth, right? And along with the GP and GP per se improvement on that direction and on the growth mode.

At the same time and I really want to keep our SG&A flat as a percentage of the revenue growth. I really want to put more focus on R&D expenditure along with revenue growth. With that, I do believe we can improve more on our bottom line. So, let me emphasize again. Revenue growth and along with the GP percent, GPN growth, we keep SG&A percentage flat or reduce. And at same time, I want to focus on investing more on R&D.

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Brett R. Whitmire Chief Financial Officer, Diodes, Inc.	A

Yeah. A couple things I would add to that. This is Brett, is that when you think about that 20% margin, the building blocks to that are principally two things, our gross margin continuing to improve and working its way back to 40-

plus percent and you basically got the OpEx that we have – that we've shown that at the higher revenue levels will be around 20%. And as Gary mentioned, the goal is to and what you can see in our investment is leaning heavier into the R&D piece than we are on the SG&A.

And so I think that's – those are the two main components and the big one we spend the time on is on the gross margin and the real drivers to that and building on the differentiated, more quality products across our portfolio while then in addition not adding to our manufacturing footprint while we do that, but getting the entitlement of it as that's in place. So, those things together, it will accelerate the margin improvement and will basically transition back to a margin that we saw a few years ago.

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Q

Thank you.

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Operator: Thank you and now we'll take a follow-up from Mr. David Williams at Benchmark.

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David Williams Analyst, The Benchmark Co. LLC	Q

Hey, thanks. Thanks again for letting me ask another one here. I wanted to ask maybe...

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

www.callstreet.com

No problem, David.

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David Williams Analyst, The Benchmark Co. LLC	Q

Thanks, Gary. I'd say on the AI side, is there a way to kind of parse out the demand or new demand that you're seeing relative to maybe the content expansion? And the reason I ask, I'm just trying to understand. Are you driving in – I guess it's probably driving both, but what is the bigger one? Is it just increased demand all around or are you just able to sell more products into each one of these solutions?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

I think it's really combination of both, right? I think it's important that we continue to drive new product introductions. Like I mentioned, there's a lot of change even with the AI data center with some shifting of transitioning from 48-volt to 400-volt and 800-volt, which also means that there is new set of requirements that need to be fitted into the application.

So, I think it's important for Diodes to continue to focus on the technology, continue to focus on new product introductions that will be well-fitted into the new applications, right? At the same time, the volume will continue to grow. When you combine these two together, it's going to get the best result overall.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Yeah, another important information I'd like to share is like Diodes' advantage is very good relationship with those like tier 1 customers, no matter it's end company or auto company, right? And that's why we understand from their architecture, from our system point of view, we know what they want, three years or five years from now. That's why we cooperate with them to design the part they wanted.

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David Williams Analyst, The Benchmark Co. LLC	Q

Okay. All right. Okay. That's great color there. And then maybe just on the inventory side, do you get a sense that some of your customers have started to replenish if you look across your inventory levels? And is that something that's helped here or do you think that is still in front of us just kind of given where inventory levels are today?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

I believe a lot of customers' inventory situation changed a lot. There are still some pockets of customers, especially I would say in the industrial market segment, that are still going through some corrections, but we also expect that the situation should be improved or completed by the beginning of next year.

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Brett R. Whitmire Chief Financial Officer, Diodes, Inc.	A

www.callstreet.com

Yeah. So, David, one way to think about that, too, is that you've seen the last two quarters, the internal inventory as well as we've described--our channel inventory continues to come down. And as long as that is happening in that way, you're not getting the full entitlement of the market on our margins.

And so I think going forward, we feel a more balanced basically ship in and ship out, and then the ability to have the entitlement of the full demand coming through our margin. As Emily said, we think we'll – you'll start to see that as we transition into probably second quarter next year, especially as we start to see the strength.

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David Williams Analyst, The Benchmark Co. LLC	Q

Okay. Keep up the good work. Looking forward seeing your success. Thank you.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Thank you, David.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Thank you.

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Operator: And we have no further questions from our audience today. I'm happy to turn the floor back to Mr. Gary Yu for any additional or closing remarks.

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Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Thank you, everyone, for participating on today's call. We look forward to reporting our progress on next quarter's conference call. Operator, you may now disconnect.

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Operator: Ladies and gentlemen, thank you for joining today. You may now disconnect your lines.

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